                       SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON, DC 20549

                                   FORM 8-A/A

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                   PURSUANT TO SECTION 12(B) OR 12(G) OF THE

                        SECURITIES EXCHANGE ACT OF 1934

                             ALLIED HOLDINGS, INC.
             (Exact Name of Registrant as Specified in Its Charter)

              Georgia                                     58-0360550
(State of Incorporation or Organization)      (IRS Employer Identification No.)

            160 Clairemont Avenue, Suite 510, Decatur, Georgia 30030
              (Address of Principal Executive Offices) (Zip Code)


If this Form relates to the registration of a class of                  If this Form relates to the registration of a
securities pursuant to Section 12(b) of the Exchange Act                class of securities pursuant to Section 12(g) of
and is effective pursuant to General Instruction A.(c),                 the Exchange Act and is effective pursuant to
please check the following box. [X]                                     General Instruction A.(d),  please check the
                                                                        following box. [ ]

       Securities to be registered pursuant to Section 12(b) of the Act:

        Title Of Each Class                                     Name Of Each Exchange On Which
        To Be So Registered                                     Each Class Is To Be Registered
------------------------------------                            ------------------------------
Common Stock, no par value per share                                American Stock Exchange

Securities to be registered pursuant to Section 12(g) of the Act:

                                      None
                                ----------------
                                (Title of Class)

Item 1.  Description of Registrant's Securities to be Registered.

         The description of Allied's common stock, no par value per share, set forth in "Item 1. Description of Registrant's Securities to be Registered" of Allied's Registration Statement on Form 8-A, filed with the Securities and Exchange Commission on February 10, 1998, is hereby incorporated by reference into this Registration Statement in accordance with the Instruction to Item 1 of this Form. Allied is filing this Registration Statement on Form 8-A/A to reflect that effective April 8, 2002, the common stock of Allied (which has been listed on the New York Stock Exchange) will be listed on the American Stock Exchange.

Item 2.  Exhibits.

         The following exhibits to this Registration Statement on Form 8-A/A are incorporated herein by reference to the documents specified, which have been filed with the Securities and Exchange Commission.

Exhibit
Number                                       Exhibit

     1       Amended and Restated Articles of Incorporation of the Company
             (incorporated by reference to Exhibit 3.1 of the Registration
             Statement (File Number 33-66620) as filed with the Securities and Exchange Commission on July 28, 1993).

     2 Amended and Restated Bylaws of the Company (incorporated herein by reference to Exhibit 3.2 of the Form 10-K as filed with the Securities and Exchange Commission on April 16, 2001).

     3 Specimen Common Stock certificate of the Company (incorporated by reference to Exhibit 4.1 of the Registration Statement (File
             Number 33-66620) as filed with the Securities and Exchange
             Commission on July 28, 1993).

                                   SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.


         Dated:  April 4, 2002.


                                             ALLIED HOLDINGS, INC.


                                             By /s/ Daniel H. Popky
                                               --------------------------------
                                               Daniel H. Popky
                                               Senior Vice President and
                                               Chief Financial Officer